UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2006

VITACUBE SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into an Material Definitive Agreement

Global Project Finance AG Bridge Financing

On December 12, 2006 the Company entered into a Bridge Financing Agreement with Global Project Finance AG (“GPF”), whereby GPF will loan the Company the amount of $250,000 on or before January 10, 2007. The term of the Loan is the shorter of when the Company completes a Private Placement Offering or six months from the loan origination date and it will accrue interest at a rate of 10% per annum. Additionally, the Company will issue GPF 400,000 shares of restricted common stock as a loan fee. These restricted shares will have the right to be registered along with the Private Placement Shares when said transaction is complete.

Lighthouse Capital

On December 18, 2006 the Company entered into a Referral Agreement with Lighthouse Capital whereby the Referral Representative has agreed to introduce potential financing contacts to the Company who is seeking equity, debt or a combination of equity and debt financing. The term of this Agreement shall be for a period of sixty days from the date of the Agreement and the Company will pay a fee in the amount of 200,000 restricted shares of Client’s common stock to the Referral Representative upon funding received from any one or more Referrals in the total aggregate amount of $500,000.

Item 2.03               Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Global Project Finance AG Bridge Financing

On December 12, 2006 the Company entered into a Bridge Financing Agreement with Global Project Finance AG (“GPF”), whereby GPF will loan the Company the amount of $250,000 on or before January 10, 2007. The term of the Loan is the shorter of when the Company completes a Private Placement Offering or six months from the loan origination date and it will accrue interest at a rate of 10% per annum. Additionally, the Company will issue GPF 400,000 shares of restricted common stock as a loan fee. These restricted shares will have the right to be registered along with the Private Placement Shares when said transaction is complete.

Item 8.01               Other Events

On December 13, 2006, we issued a press release announcing the matters discussed above. The full text of the press release is attached as Exhibit 99.1 to this report.

Item 9.01               Financial Statements and Exhibits

(d)         Exhibits

10.1         Global Project Finance AG Agreement
10.2         Lighthouse Capital Referral Agreement
99.1         Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: December 19, 2006	VITACUBE SYSTEMS HOLDINGS, INC.

	By:	/s/ John D. Pougnet
John D. Pougnet
Chief Executive Officer & Chief Financial Officer